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Exhibit 3.57

[STAMP]

CERTIFICATE OF INCORPORATION
OF
VITALINK SUBSIDIARY, INC.

        FIRST.    The name of the Corporation is Vitalink Subsidiary, Inc.

        SECOND.    The address of its registered office in the State of Oklahoma is 735 First National Building, in the City of Oklahoma City, Oklahoma County, Oklahoma 73102. The name of its registered agent at such address is The Corporation Company.

        THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

        FOURTH.    The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred (100) shares of Common Stock of the par value of One and no/100 Dollars ($1.00) per share.

        FIFTH.    The bylaws may be adopted, altered, amended or repealed by the Board of Directors. Election of directors need not be by written ballot unless the bylaws so provide.

        SIXTH.    (1) To the fullest extent that the Oklahoma General Corporation Act as it exists on the original date of filing of this Certificate of Incorporation with the Oklahoma Secretary of State ("Effective Date"), permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or repeal.

        (2)   If the Oklahoma General Corporation Act is amended after the Effective Date to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended after the Effective Date to increase or expand liability of directors of this Corporation for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

        SEVENTH.    (1) The Corporation shall indemnify, and may advance litigation expenses to, its officers and directors to the fullest extent permitted by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, and all other laws of the State of Oklahoma.

        (2)   The Corporation may indemnify, and may advance litigation expenses to, employees and agents of the Corporation, and persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise, to the fullest extent permitted by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, and all other laws of the State of Oklahoma.

        (3)   No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the right of a person entitled to indemnification hereunder to receive such indemnification or on the ability of the Corporation to provide indemnification to any person to which indemnification is permitted hereunder for or with respect to any acts or omissions of any such person occurring prior to the time of such amendment or repeal.

        (4)   By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article SEVENTH or of the Oklahoma General Corporation Act.

        (5)   Any right to indemnification conferred in this Article SEVENTH shall be a contract right and shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation's Certificate of Incorporation, bylaws, or any statute, bylaw, agreement, resolution of shareholders or directors or otherwise.

        EIGHTH.    Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter, repeal or adopt any provision inconsistent with this Article EIGHTH.

        NINTH.    Subject to the limitations set forth in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

        TENTH.    The name and mailing address of the incorporator is:

    Cynthia L. Andrews
    1800 Mid-America Tower
    20 North Broadway
    Oklahoma City, OK 73102

        Executed this 4th day of September, 1997.

/s/ CYNTHIA L. ANDREWS CYNTHIA L. ANDREWS, INCORPORATOR

FEE: $50.00
(Minimum)	AMENDED
CERTIFICATE OF INCORPORATION
FILE IN DUPLICATE	(After Receipt of Payment of Stock)	[STAMP]
PRINT CLEARLY
SOS CORP. KEY:		FOR OFFICE USE ONLY

PLEASE NOTE:    This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73102:

        The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.	A.	The name of the corporation is:	Vitalink Subsidiary, Inc.

	B.	As Amended: The name of the corporation has been changed to:
NeighborCare of Oklahoma, Inc.

2.	A.	No change, as filed ☒.
	B.	As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

NAME		STREET ADDRESS (P.O. BOXES ARE NOT ACCEPTABLE)	CITY	COUNTY	ZIP CODE
3.	A.	No change, as filed ☒.
	B.	As amended: The duration of the corporation is:

4.	A.	No change, as filed ☒.
	B.	As amended: The purpose or purposes for which the corporation is formed are:

5.	A.	No change, as filed ☒.
	B.	As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:
NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE
Common

Preferred

TOTAL NO. SHARES:	TOTAL AUTHORIZED CAPITAL:

        That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

        That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s)

        SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., )(1077.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by its Vice President and attested by its            Secretary, this 24th day of November, 1998.

Vitalink Subsidiary, Inc. (EXACT CORPORATE NAME)
/s/ JAMES V. MCKEON
		By James V. McKeon	Vice President
(PLEASE PRINT NAME)
ATTEST:
/s/ IRA C. GUBERNICK

Ira C. Gubernick	Corporate Secretary
(PLEASE PRINT NAME)

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  Exhibit 3.57
CERTIFICATE OF INCORPORATION OF VITALINK SUBSIDIARY, INC.